Exhibit 99.1

Another Quarter of Record Revenue and Profitability for Stride

Raising Full Year Guidance

RESTON, Va.--(BUSINESS WIRE)--January 23, 2024--Stride, Inc. (NYSE: LRN), one of the nation’s leading technology-based education companies, today announced its results for the second fiscal quarter ended December 31, 2023.

Second Quarter Fiscal 2024 Highlights Compared to 2023

  Revenue of $504.9 million, compared with $458.4 million, driven by strong enrollment trends.
  Income from operations of $84.3 million, compared with $68.1 million.
  Net income of $66.8 million, compared with $50.7 million.
  Diluted net income per share of $1.54 compared with $1.19.
  Adjusted operating income of $94.9 million, compared with $76.3 million. (1)
  Adjusted EBITDA of $118.3 million, compared with $100.5 million. (1)

Second Quarter Fiscal 2024 Summary Financial Metrics

	Three Months Ended December 31,		Change 2023/2022
	2023	2022	$	%
	(In thousands, except percentages and per share data)
Revenues	$504,868	$458,435	$46,433	10.1%

Income from operations	84,289	68,073	16,216	23.8%
Adjusted operating income (1)	94,873	76,293	18,580	24.4%

Net income	66,836	50,705	16,131	31.8%
Net income per share, diluted	1.54	1.19	0.35	29.4%

EBITDA (1)	110,752	95,536	15,216	15.9%
Adjusted EBITDA (1)	118,348	100,477	17,871	17.8%
(1)

To supplement our financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we also present non-GAAP financial measures including adjusted operating income (loss), EBITDA and adjusted EBITDA. Management believes that these additional metrics provide useful information to investors relating to our financial performance. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.

Six Month Fiscal 2024 Highlights Compared to 2023

  Revenue of $985.0 million, compared with $883.6 million.
  Income from operations of $87.6 million, compared with $39.4 million.
  Net income of $71.7 million, compared with $28.0 million.
  Diluted net income per share of $1.66, compared with $0.66.
  Adjusted operating income of $109.6 million, compared with $56.4 million. (1)
  Adjusted EBITDA of $158.1 million, compared with $103.5 million. (1)

Six Month Fiscal 2024 Summary Financial Metrics

	Six Months Ended December 31,		Change 2023/2022
	2023	2022	$	%
	(In thousands, except percentages and per share data)
Revenues	$985,049	883,585	101,464	11.5%

Income from operations	87,609	39,354	48,255	122.6%
Adjusted operating income (1)	109,634	56,373	53,261	94.5%

Net income	71,714	28,033	43,681	155.8%
Net income per share, diluted	1.66	0.66	1.00	151.5%

EBITDA (1)	142,089	93,068	49,021	52.7%
Adjusted EBITDA (1)	158,111	103,519	54,592	52.7%
(1)

To supplement our financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we also present non-GAAP financial measures including adjusted operating income (loss), EBITDA and adjusted EBITDA. Management believes that these additional metrics provide useful information to investors relating to our financial performance. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.

Revenue and Enrollment Data

Revenue

The following table sets forth the Company’s revenues for the periods indicated:

	Three Months Ended				Six Months Ended
	December 31,		Change 2023 / 2022		December 31,		Change 2023 / 2022
	2023	2022	$	%	2023	2022	$	%
	(In thousands, except percentages)

General Education	$313,902	$274,764	$39,138	14.2%	$613,241	$546,422	$66,819	12.2%
Career Learning
Middle - High School	165,080	153,795	11,285	7.3%	316,053	279,330	36,723	13.1%
Adult	25,886	29,876	(3,990)	(13.4%)	55,755	57,833	(2,078)	(3.6%)
Total Career Learning	190,966	183,671	7,295	4.0%	371,808	337,163	34,645	10.3%
Total Revenues	$504,868	$458,435	$46,433	10.1%	$985,049	$883,585	$101,464	11.5%

Enrollment Data1

The following table sets forth enrollment data for students in our General Education and Career Learning lines of revenue. Enrollments for General Education and Career Learning only include those students in full service public or private programs where Stride provides a combination of curriculum, technology, instructional and support services inclusive of administrative support.

	Three Months Ended		Change		Six Months Ended		Change
	December 31,		2023 / 2022		December 31,		2023 / 2022
	2023	2022	#	%	2023	2022	#	%
	(In thousands, except percentages)

General Education (2)	120.7	111.2	9.5	8.5%	119.9	111.5	8.4	7.5%
Career Learning (2)(3)	72.4	66.3	6.1	9.2%	71.9	65.1	6.8	10.4%
Average Enrollment	193.1	177.5	15.6	8.8%	191.8	176.6	15.2	8.6%
(1)

Enrollments are presented as the average monthly enrollments during the second quarter fiscal year 2024. Total ending enrollments were 196.5 thousand and 180.3 thousand, as of December 31, 2023 and 2022, respectively. General Education enrollments were 123.0 thousand and 112.8 thousand and Career Learning enrollments were 73.5 thousand and 67.5 thousand as of December 31, 2023 and 2022, respectively.

(2)	This data includes enrollments for which Stride receives no public funding or revenue.
(3)	No enrollments are included in Career Learning for Galvanize, Tech Elevator or MedCerts.

Revenue per Enrollment Data

The following table sets forth revenue per average enrollment data for students for the period indicated. If the mix of enrollments changes, our revenues will be impacted to the extent the average revenues per enrollments are significantly different.

	Three Months Ended		Change		Six Months Ended		Change
	December 31,		2023 / 2022		December 31,		2023 / 2022
	2023	2022	$	%	2023	2022	$	%

General Education	$2,465	$2,281	$184	8.1%	$4,816	$4,508	$308	6.8%
Career Learning	2,281	2,319	(38)	(1.6%)	4,395	4,280	115	2.7%

Cash Flow and Capital Allocation

As of December 31, 2023, the Company’s cash and cash equivalents totaled $354.4 million, compared with $410.8 million reported at June 30, 2023. The decrease is largely the result of normal seasonal trends.

Capital expenditures for three months ended December 31, 2023 were $12.7 million, compared to $16.9 million in the second quarter of fiscal year 2023, and were comprised of $8.4 million of capitalized software development and $4.3 million of capitalized curriculum development.

Fiscal Year 2024 Outlook

The Company is raising its revenue and adjusted operating forecast for the full year fiscal 2024:

  Revenue in the range of $1.99 billion to $2.04 billion.
  Capital expenditures in the range of $60 million to $65 million. Note that capital expenditures include the purchase of property and equipment, and capitalized software, and curriculum development costs as defined on our Statement of Cash Flows.
  Effective tax rate of 25% to 27%.
  Adjusted operating income in the range of $265 million to $285 million. (1)

The Company is forecasting the following for the third quarter fiscal year 2024:

  Revenue in the range of $500 million to $520 million.
  Capital expenditures in the range of $14 million to $17 million. Note that capital expenditures include the purchase of property and equipment, and capitalized software and curriculum development costs as defined on our Statement of Cash Flows.
  Adjusted operating income in the range of $85 million to $95 million. (1)
(1)

In addition to providing an outlook for revenue and capital expenditures, adjusted operating income is provided as a supplemental non-GAAP financial measure as management believes that it provides useful information to our investors. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below. Please also see Special Note on Forward Looking Statements below.

Conference Call

The Company will discuss its second quarter fiscal year 2024 financial results during a conference call scheduled for Tuesday, January 23, 2024 at 5:00 p.m. eastern time (ET).

A live webcast of the call will be available at https://events.q4inc.com/attendee/460100403. To participate in the live call, investors and analysts should dial (888) 210-2831 (domestic) or 1 (289) 514-2968 (international) and provide the conference ID number 4812941. Please access the website at least 15 minutes prior to the start of the call.

A replay of the call will be posted at https://events.q4inc.com/attendee/460100403 as soon as it is available.

About Stride Inc.

At Stride, Inc. (NYSE: LRN), we are reimagining learning—where learning is lifelong, deeply personal, and prepares learners for tomorrow. The company has transformed millions of people’s teaching and learning experiences by providing innovative, high-quality, tech-enabled education solutions, curriculum, and programs directly to students, schools, the military, and enterprises in primary, secondary, and postsecondary settings. Through K12, Stride is a premier provider of K-12 education for students, schools, and districts, including career learning services through middle and high school curriculum. For adult learners, Stride delivers professional skills training in healthcare and technology, as well as staffing and talent development for Fortune 500 companies. Stride has delivered millions of courses over the past decade and serves learners in all 50 states and more than 100 countries. More information can be found at stridelearning.com.

Special Note on Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release are forward-looking statements. We have tried, whenever possible, to identify these forward-looking statements using words such as “anticipates,” “believes,” “estimates,” “continues,” “likely,” “may,” “opportunity,” “potential,” “projects,” “will,” “will be,” “expects,” “plans,” “intends” and similar expressions to identify forward looking statements, whether in the negative or the affirmative. These statements reflect our current beliefs and are based upon information currently available to us. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These risks, uncertainties, factors and contingencies include, but are not limited to: reduction of per pupil funding amounts at the schools we serve; inability to achieve a sufficient level of new enrollments to sustain our business model; limitations of the enrollment data we present, which may not fully capture trends in the performance of our business; failure to enter into new school contracts or renew existing contracts, in part or in their entirety; failure of the schools we serve or us to comply with federal, state and local regulations, resulting in a loss of funding, an obligation to repay funds previously received, or contractual remedies; governmental investigations that could result in fines, penalties, settlements, or injunctive relief; declines or variations in academic performance outcomes of the students and schools we serve as curriculum standards, testing programs and state accountability metrics evolve; harm to our reputation resulting from poor performance or misconduct by operators or us in any school in our industry and/or in any school in which we operate; legal and regulatory challenges from opponents of virtual public education or for-profit education companies; changes in national and local economic and business conditions and other factors, such as natural disasters, pandemics and outbreaks of contagious diseases and other adverse public health developments; discrepancies in interpretation of legislation by regulatory agencies that may lead to payment or funding disputes; termination of our contracts, or a reduction in the scope of services, with schools; failure to develop the Career Learning business; entry of new competitors with superior technologies and lower prices; unsuccessful integration of mergers, acquisitions and joint ventures; failure to further develop, maintain and enhance our technology, products, services and brands; inadequate recruiting, training and retention of effective teachers and employees; infringement of our intellectual property; disruptions to our Internet-based learning and delivery systems, including, but not limited to, our data storage systems and third-party cloud facilities, resulting from cybersecurity attacks; misuse or unauthorized disclosure of student and personal data; and failure to prevent or mitigate a cybersecurity incident that affects our systems; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this press release is as of today’s date, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Financial Statements

The financial statements set forth below are not the complete set of Stride, Inc.’s financial statements for the three and six months ended December 31, 2023 and are presented below without footnotes. Readers are encouraged to obtain and carefully review Stride Inc.’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2023, including all financial statements contained therein and the footnotes thereto, filed with the SEC, which may be retrieved from the SEC’s website at www.sec.gov or from Stride Inc.’s website at www.stridelearning.com.

STRIDE, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
	(In thousands except share and per share data)
Revenues	$504,868	$458,435	$985,049	$883,585
Instructional costs and services	303,694	288,347	610,987	583,848
Gross margin	201,174	170,088	374,062	299,737
Selling, general, and administrative expenses	116,885	102,015	286,453	260,383
Income from operations	84,289	68,073	87,609	39,354
Interest expense, net	(2,022)	(2,082)	(4,090)	(4,128)
Other income, net	6,538	3,970	11,703	5,007
Income before income taxes and income (loss) from equity method investments	88,805	69,961	95,222	40,233
Income tax expense	(22,190)	(18,860)	(23,726)	(11,353)
Income (loss) from equity method investments	221	(396)	218	(847)
Net income attributable to common stockholders	$66,836	$50,705	$71,714	$28,033
Net income attributable to common stockholders per share:
Basic	$1.57	$1.20	$1.69	$0.66
Diluted	$1.54	$1.19	$1.66	$0.66
Weighted average shares used in computing per share amounts:
Basic	42,561,035	42,259,061	42,530,523	42,167,844
Diluted	43,463,763	42,547,334	43,214,119	42,602,405

STRIDE, INC. UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	June 30,
	2023	2023
		(audited)
	(In thousands except share and per share data)
ASSETS
Current assets
Cash and cash equivalents	$354,387	$410,807
Accounts receivable, net of allowance of $35,880 and $30,031	509,635	463,722
Inventories, net	19,506	36,716
Prepaid expenses	35,529	24,817
Other current assets	169,815	129,137
Total current assets	1,088,872	1,065,199
Operating lease right-of-use assets, net	60,687	69,508
Property and equipment, net	60,555	52,332
Capitalized software, net	81,413	83,465
Capitalized curriculum development costs, net	50,290	50,787
Intangible assets, net	68,768	74,771
Goodwill	246,676	246,676
Deferred tax asset	9,499	8,776
Deposits and other assets	115,436	109,152
Total assets	$1,782,196	$1,760,666
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$31,319	$48,854
Accrued liabilities	56,334	76,626
Accrued compensation and benefits	43,076	57,426
Deferred revenue	64,237	76,159
Current portion of finance lease liability	33,108	35,621
Current portion of operating lease liability	12,828	14,449
Total current liabilities	240,902	309,135
Long-term finance lease liability	30,623	21,278
Long-term operating lease liability	51,552	59,425
Long-term debt	413,869	413,035
Other long-term liabilities	12,572	10,497
Total liabilities	749,518	813,370
Commitments and contingencies
Stockholders’ equity
Preferred stock, par value $0.0001; 10,000,000 shares authorized; zero shares issued or outstanding	—	—
Common stock, par value $0.0001; 100,000,000 shares authorized; 48,718,413 and 48,339,048 shares issued; and 43,383,670 and 43,004,305 shares outstanding, respectively	4	4
Additional paid-in capital	709,157	695,480
Accumulated other comprehensive loss	(44)	(35)
Retained earnings	426,043	354,329
Treasury stock of 5,334,743 shares at cost	(102,482)	(102,482)
Total stockholders’ equity	1,032,678	947,296
Total liabilities and stockholders' equity	$1,782,196	$1,760,666

STRIDE, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	December 31,
	2023	2022
	(In thousands)
Cash flows from operating activities
Net income	$71,714	$28,033
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	54,480	53,714
Stock-based compensation expense	16,022	10,451
Deferred income taxes	425	7,995
Provision for credit losses	15,332	2,173
Amortization of fees on debt	834	822
Noncash operating lease expense	7,913	7,369
Other	1,430	(2,869)
Changes in assets and liabilities:
Accounts receivable	(61,247)	(25,680)
Inventories, prepaid expenses, deposits and other current and long-term assets	883	(9,177)
Accounts payable	(15,994)	(26,059)
Accrued liabilities	(20,987)	(10,681)
Accrued compensation and benefits	(14,340)	(38,806)
Operating lease liability	(8,587)	(5,966)
Deferred revenue and other liabilities	(9,849)	29,863
Net cash provided by operating activities	38,029	21,182
Cash flows from investing activities
Purchase of property and equipment	(1,703)	(2,823)
Capitalized software development costs	(18,402)	(21,399)
Capitalized curriculum development costs	(8,731)	(9,527)
Sale of other investments	—	60
Acquisition of assets	—	(1,409)
Other acquisitions, loans and investments, net of distributions	(275)	(767)
Proceeds from the maturity of marketable securities	80,361	36,729
Purchases of marketable securities	(120,047)	(55,879)
Net cash used in investing activities	(68,797)	(55,015)
Cash flows from financing activities
Repayments on finance lease obligations	(22,491)	(19,938)
Payments of contingent consideration	—	(7,024)
Proceeds from exercise of stock options	—	10
Repurchase of restricted stock for income tax withholding	(3,161)	(10,334)
Net cash used in financing activities	(25,652)	(37,286)
Net change in cash, cash equivalents and restricted cash	(56,420)	(71,119)
Cash, cash equivalents and restricted cash, beginning of period	410,807	389,398
Cash, cash equivalents and restricted cash, end of period	$354,387	$318,279

Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with GAAP, we have presented adjusted operating income (loss), EBITDA, and adjusted EBITDA, which are not presented in accordance with GAAP.

  Adjusted operating income (loss) is defined as income (loss) from operations as adjusted for stock-based compensation and the amortization of intangible assets.
  EBITDA is defined as income (loss) from operations as adjusted for depreciation and amortization.
  Adjusted EBITDA is defined as income (loss) from operations as adjusted for stock-based compensation and depreciation and amortization.
  Adjusted EBITDA and adjusted operating income (loss) exclude stock-based compensation, which consists of expenses for stock options, restricted stock, restricted stock units, and performance stock units.

Management believes that the presentation of these non-GAAP financial measures provides useful information to investors relating to our financial performance. Adjusted operating income (loss) and Adjusted EBITDA remove stock-based compensation, which is a non-cash charge that varies based on market volatility and the terms and conditions of the awards. EBITDA and Adjusted EBITDA remove depreciation and amortization, which can vary depending upon accounting methods and the book value of assets. EBITDA and Adjusted EBITDA provide a measure of corporate performance exclusive of capital structure and the method by which assets were acquired.

Our management uses these non-GAAP financial measures:

  as additional measures of operating performance because they assist us in comparing our performance on a consistent basis; and
  in presentations to the members of our Board of Directors to enable our Board to review the same measures used by management to compare our current operating results with corresponding prior periods.

Other companies may define these non-GAAP financial measures differently and, as a result, our use of these non-GAAP financial measures may not be directly comparable to similar non-GAAP financial measures used by other companies. Although we use these non-GAAP financial measures to assess the performance of our business, the use of non-GAAP financial measures is limited as they include and/or do not include certain items not included and/or included in the most directly comparable GAAP financial measure.

These non-GAAP financial measures should be considered in addition to, and not as a substitute for, revenues, income (loss) from operations, net income (loss) and net income (loss) per share or other related financial information prepared in accordance with GAAP. Adjusted EBITDA is not intended to be a measure of liquidity. You are cautioned not to place undue reliance on these non-GAAP financial measures.

A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.

Second Quarter and Six Months Fiscal Year 2024

Reconciliation of Income from Operations to Adjusted Operating Income

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
	(In thousands)
Income from operations	$84,289	$68,073	$87,609	$39,354
Amortization of intangible assets	2,988	3,279	6,003	6,568
Stock-based compensation expense	7,596	4,941	16,022	10,451
Adjusted operating income	94,873	76,293	109,634	56,373

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended December 31,		Six Months Ended December 31,
	2023	2022	2023	2022
	(In thousands)
Net income	$66,836	$50,705	$71,714	$28,033
Interest expense, net	2,022	2,082	4,090	4,128
Other income, net	(6,538)	(3,970)	(11,703)	(5,007)
Income tax expense	22,190	18,860	23,726	11,353
(Income) loss from equity method investments	(221)	396	(218)	847
Depreciation and amortization	26,463	27,463	54,480	53,714
EBITDA	110,752	95,536	142,089	93,068
Stock-based compensation expense	7,596	4,941	16,022	10,451
Adjusted EBITDA	$118,348	$100,477	$158,111	$103,519

Fiscal Year 2024 Outlook

Reconciliation of Income from Operations to Adjusted Operating Income (unaudited)

	Three Months Ended March 31, 2024		Year Ended June 30, 2024
	Low	High	Low	High
	(In millions)
Income from operations	$76.0	$83.0	$224.5	$238.5
Stock-based compensation expense	6.5	8.5	29.0	33.0
Amortization of intangible assets	2.5	3.5	11.5	13.5
Adjusted operating income	$85.0	$95.0	$265.0	$285.0

Contacts

Investor Contact
Timothy Casey
Vice President, Investor Relations
Stride, Inc.
tcasey@k12.com